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                                  EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY




                                                          Jurisdiction Of
                                                           Organization
                                                          ---------------

Input/Output of Canada, Inc.                                 Delaware
I/O International, Inc.                                      Delaware
I/O Eastern, Inc.                                            Delaware
         INGEO (J.V.)                                        Russia
I/O Holdings, Inc..                                          Delaware
IPOP Management, Inc.                                        Delaware
Global Charter Corporation                                   Delaware
I/O Sensors, Inc.                                            Delaware
Microflow Analytical, Inc.                                   Delaware
Tescorp Seismic Products, Inc.                               Delaware
         Reed Products, Inc.                                 Delaware
I/O Cable, Inc.                                              Delaware
         DeRegt Special Cable Ltd.                           Ireland
         Ardnaboha Trading, Ltd.                             Ireland
I/O Exploration Products (U.S.A.), Inc.                      Delaware
         Sensor Nederland B.V.                               Netherlands
                  INCO Gravenhage, B.V.                      Netherlands
         HGS (India) Ltd.                                    India
I/O Exploration Products (U.K.), Inc.                        Delaware
I/O of Austin, Inc.                                          Delaware
I/O Green Mountain, Inc.                                     Delaware
Q.C. Tools, Inc.                                             Delaware
Global Charter S.A.                                          Argentina
DigiCourse, Inc.                                             Louisiana
         DigiCourse Ltd.                                     United Kingdom